Exhibit 5.1

O. 702.949.8200 3993 Howard Hughes Parkway Suite 600 Las Vegas, NV 89169 lewisroca.com	Donald G. Martin Partner Admitted in Nevada 702.474.2610 direct 702.216.6206 fax DMartin@lewisroca.com

April 8, 2021	Our File Number: 150195-00003

First Busey Corporation

100 West University Avenue

Champaign, Illinois 61820

Re:	Registration Statement on Form S-4 of First Busey Corporation

Ladies and Gentlemen:

This opinion is being rendered to you in connection with the filing by First Busey Corporation, a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to 2,206,290 shares (the “Registered Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Registered Shares are to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of January 19, 2021 (the “Merger Agreement”), by and among the Company, Energizer Acquisition Corp., an Indiana corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and Cummins-American Corp., an Indiana corporation (“Cummins-American”), which provides, among other things, that (i) Merger Sub will merge with and into Cummins-American, with Cummins-American surviving the merger, then (ii) Cummins-American will merge with and into the Company, with the Company surviving the merger (the “Merger”). The Registered Shares consist of shares of Common Stock issuable pursuant to the Merger Agreement in exchange for shares of Cummins-American’s common stock, par value $1.00 per share, outstanding at the effective time of the Merger. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have made such legal and factual investigations as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement, including the appendices and exhibits thereto; (b) the Company’s Amended and Restated Articles of Incorporation, as currently in effect; (c) the Company’s Amended and Restated Bylaws, as currently in effect; (d) the resolutions of the board of directors of the Company (the “Board”) dated January 19, 2021, with respect to the filing of the Registration Statement; (e) the Merger Agreement; and (f) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed. The documents and agreements set forth in (a) through (e), above, are the “Transaction Documents”. In our investigation, we have assumed the truth, accuracy and completeness of the factual matters contained in the representations and warranties set forth in the Transaction Documents, the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to certain matters of fact, we have relied upon representations of officers of the Company and the documents set forth in (d) and (e), above.

First Busey Corporation

April 8, 2021

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Registered Shares offered pursuant to the Registration Statement: (a) upon issuance of the Registered Shares, the Company will receive consideration in an amount not less than the aggregate par value of such shares of Common Stock; (b) the Registered Shares and any certificates representing the relevant Registered Shares shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and shall have been duly issued and sold in accordance with any relevant agreement, and duly executed and delivered by the Company and any other appropriate party; (c) any relevant agreement relating to the issuance of the Registered Shares shall have been duly authorized, executed and delivered by the Company and each other party thereto, and shall constitute a binding obligation of each party thereto (other than the Company); (d) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have been declared effective under the Act, and such effectiveness shall not have been terminated or rescinded; (e) a proxy statement/prospectus shall have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder describing the Registered Shares offered thereby; (f) the Registered Shares shall have been sold in compliance with applicable U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the prospectus included therein; and (g) in the case of an agreement or instrument pursuant to which any Registered Shares are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein. The Transaction Documents accurately and completely describe and contain the parties’ mutual intent, understanding and business purposes, and there are no oral or written statements, agreements, understandings or negotiations, nor any usage of trade or course of prior dealing among the parties, that directly or indirectly modify, define, amend, supplement or vary, or purport to do so, any of the terms of the Transaction Documents or any of the parties’ rights or obligations thereunder, by waiver or otherwise.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that each Registered Share will be duly authorized, validly issued, fully paid and non-assessable when (a) the Registration Statement, as finally amended, shall have become effective under the Act, (b) the Merger shall have become effective under the laws of the State of Nevada; and (c) a certificate representing such Registered Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto, in each case in accordance with the terms of the Merger Agreement.

First Busey Corporation

April 8, 2021

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of Nevada. We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date that the Registration Statement is initially declared effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).

This opinion letter is provided to you as a legal opinion only, and not as a guarantee or warranty of any matters discussed herein. This opinion letter has been furnished to you for your use in connection with the Registration Statement and, except as set forth in the final paragraph of this opinion letter or by any purchaser of a Registered Share, may not be relied upon by any other person, or by you for any other purpose, without our written consent. We disclaim any undertaking to advise you of any change which may hereafter come to our attention. The opinions expressed herein are limited to those matters expressly set forth, and no opinion is to be inferred or implied beyond the matters expressly so stated.

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

LEWIS ROCA ROTHGERBER CHRISTIE LLP